UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2014

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 979-2012

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 14, 2014, Rodney J. Sailor, WPX Energy, Inc.’s Senior Vice President and Chief Financial Officer, advised WPX Energy of his decision to resign, effective as of March 31, 2014. The Board of Directors has appointed J. Kevin Vann as Senior Vice President and Chief Financial Officer on an interim basis, contemporaneous with Mr. Sailor’s retirement. Mr. Vann will serve as both Principal Financial Officer and Principal Accounting Officer during his interim assignment. In connection with his appointment and for the duration of his interim duties, Mr. Vann will receive an additional $7,500 per month in base salary and his target bonus incentive for his annual cash incentive award will be increased from 45% to 65%.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated March 18, 2014, issued by WPX Energy, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX ENERGY, INC.

By:	/s/ Stephen E. Brilz
Stephen E. Brilz Vice President and Secretary

DATED: March 19, 2014

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release, dated March 18, 2014, issued by WPX Energy, Inc.